PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-95807


                             [HOLDRS TELECOM logo]




                        1,000,000,000 Depositary Receipts
                            Telecom HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Telecom HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Telecom HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                               Share     Trading
                 Name of Company                    Ticker    Amounts    Market
      --------------------------------------------  ------    -------    ------
      ALLTEL Corp.                                    AT         2        NYSE
      AT&T Inc.                                       T       30.8971     NYSE
      BCE Inc.                                       BCE         5        NYSE
      BellSouth Corp.                                BLS         15       NYSE
      CenturyTel, Inc.                               CTL         1        NYSE
      Cincinnati Bell Incorporated                   CBB         2        NYSE
      Level 3 Communications, Inc.                   LVLT        3       NASDAQ
      Qwest Communications International Inc.         Q       12.91728    NYSE
      Sprint Nextel Corporation                       S     16.60501308   NYSE
      Telephone and Data Systems, Inc.               TDS         1        AMEX
      Telephone and Data Systems, Inc. - Special    TDS.S        1        AMEX
      Common Shares
      Verizon Communications                          VZ       21.76      NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 31, 2006.